SCHEDULE 13G

CUSIP No. 98986T 10 8

Exhibit 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Zynga Inc. is filed on behalf of each of us.

Dated: February 13, 2012

INSTITUTIONAL VENTURE PARTNERS XII, L.P.

By:	Institutional Venture Management XII, LLC
Its:	General Partner

By:	/s/ J. Sanford Miller
J. Sanford Miller, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XII, LLC

By:	/s/ J. Sanford Miller
J. Sanford Miller, Managing Director

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps